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                                                                    Exhibit 10.8

                                                                  CONFORMED COPY


                               PROMOTION AGREEMENT

         PROMOTION AGREEMENT (the "Agreement") dated as of July 15, 1999 by and between MTV Networks ("MTVN"), a division of Viacom International Inc. ("Viacom"), a Delaware corporation, and MTVN Online Partner I LLC, a Delaware limited liability company ("VLLC").

         The parties hereto desire to enter into this Agreement whereby, among other things, MTVN will provide certain promotional support to VLLC. Immediately after the execution of this Agreement, VLLC shall assign to the Partnership (as defined below) all of VLLC's rights and obligations under this Agreement other than its payment obligations under Section 2(b) hereof, pursuant to the VLLC Contribution, Assignment and Assumption Agreement of even date herewith between VLLC and the Partnership.

         NOW, THEREFORE, in consideration of the premises and other covenants and conditions contained herein, the parties hereto agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings specified below:

         "Affiliate" shall have the meaning as set forth in the Partnership Agreement.

         "Business" shall have the meaning set forth in the Agreement of Limited Partnership (the "Partnership Agreement") of even date herewith among VLLC, Imagine Radio, Inc. ("Imagine"), a California corporation, SonicNet, Inc. ("SonicNet"), a Delaware corporation and The Box Worldwide, Inc. ("Box"), a Florida corporation, as in effect on the date of this Agreement.

         "Business Day" shall have the meaning set forth in the Partnership Agreement.

         "Control" shall have the meaning set forth in the Partnership
Agreement.

         A "Controlled Affiliate" shall have the meaning set forth in the Partnership Agreement.

         "Governmental Entity" shall have the meaning set forth in the Partnership Agreement.

         "Management Committee" shall have the meaning as set forth in the Partnership Agreement.

         "MTVN Stockholder Group" means Viacom Inc. and its wholly-owned subsidiaries (including, for purposes of this definition, Imagine for so long as the performance of its obligations under the Partnership Agreement and the Imagine Contribution, Assignment and Assumption Agreement of even date herewith between Imagine and the Partnership is guaranteed by Viacom pursuant to the Parent Agreement (as defined below) or otherwise).


         "Parent Agreement" means the Parent Agreement and Guaranty of even date herewith among TCI Music, Inc. ("TCI Music"), a Delaware corporation, MTVN Networks ("MTVN"),

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The Box Worldwide Inc., a Florida corporation (" Box"), SonicNet, Inc., a
Delaware corporation ("SonicNet") Liberty Media Corporation, a Delaware corporation ("Liberty"), a Delaware corporation, and MTVN Online L.P., Delaware limited partnership (the "Partnership").

         "Partnership" means MTVN Online L.P., a Delaware limited partnership (as such entity may exist in partnership form or in a reorganized, corporate or other form).

         "Person" shall have the meaning set forth in the Partnership Agreement.

         "Reorganization" shall have the meaning set forth in the Parent Agreement.

         "Representative" shall have the meaning as set forth in the Partnership Agreement.

         "Subsidiary" shall have the meaning set forth in the Partnership Agreement.

         "Tune Stockholder Group" shall mean Liberty and its wholly-owned subsidiaries and TCI Music and its wholly-owned subsidiaries (provided that for this purpose Liberty Media Group LLC shall be deemed a wholly-owned subsidiary of Liberty).

         2. MTVN Promotion.

                  (a) During the term of this Agreement, MTVN shall use reasonable efforts to promote the Business on MTV, VH1 or any other programming services that MTVN Controls, in a manner calculated to encourage consumers to visit the websites owned by VLLC or its permitted assign or such permitted assign's Controlled Affiliates. Such promotion shall be for no consideration payable by VLLC or its permitted assigns and includes advertising, VJ mentions, text on screen, web links or other promotional support by MTV, VH1 and any other programming service that MTVN Controls, in a manner and in amounts to be determined by MTVN in its sole discretion; provided that such promotion shall be
(x) vigorous, to the extent consistent with MTVN's normal operation of its businesses other than the Business, and (y) generally consistent in overall effort with promotions provided by other similarly situated media companies in relation to the promotion of the internet businesses of their subsidiaries and Affiliates. During the period commencing on the date hereof until the fifth anniversary of the date hereof, such promotion shall have an aggregate fair market value of not less than $100 million, as valued by the CEO of VLLC or its permitted assign (or if the CEO has a conflict of interest due to arrangements between the CEO and MTVN, the most senior officer of VLLC or its permitted assign not so conflicted). For purposes of the foregoing, Mr. Fred Seibert shall not, for as long as he is CEO of the Partnership, be deemed to have a conflict of interest so long as no material part of his compensation is directly dependent on the performance of MTV, VH-1 or any programming service that MTVN Controls. All promotional services provided by MTVN pursuant to this Section 2(a) shall be in accordance with, and shall not violate, any laws, rules or regulations of any Governmental Entity, and the provision of such promotional services shall not violate the rights of any third party.

                  (b) During the term of this Agreement, VLLC shall pay to MTVN a promotion fee of $5,000,000 per calendar quarter which amount shall be payable on the last
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business day of each calendar quarter and shall be the sole consideration payable by VLLC for the promotional activities described in Section 2(a).

         3. Term. The term of this Agreement shall commence on the date hereof, and unless earlier terminated pursuant to Section 6 hereof, terminate on the later of (x) the fifth anniversary of the date hereof or (y) the second anniversary of the first date that the MTVN Stockholder Group owns in the aggregate less than 50% of the outstanding equity interests of VLLC or its permitted assign.

         4. VLLC Obligations. VLLC will, at no cost to MTVN, promote the programming services of MTVN in a reasonable manner requested by MTVN subject to the approval not to be unreasonably withheld of the CEO of VLLC or its permitted assign (or if the CEO has a conflict of interest due to arrangements between the CEO and MTVN, the most senior officer of VLLC or its permitted assign, not so conflicted. For purposes of the foregoing, Mr. Fred Seibert shall not, for as long as he is CEO of the Partnership, be deemed to have a conflict of interest so long as no material part of his compensation is directly dependent on the performance of MTV, VH-1 or any programming service that MTVN Controls.

         5. Indemnification.

                  (a) Each party shall at all times defend, indemnify and hold the other party, its Affiliates, officers, directors, agents and employees harmless from and against any and all liabilities, costs, losses or expenses, including reasonable attorneys' fees, it or they may incur by reason of any third-party claim or suit arising solely in connection with (i) such other party's use of the indemnifying party's material provided to such other party for promotional purposes pursuant to this Agreement or (ii) such indemnifying party's gross negligence, willful misconduct or willful breach of this Agreement; provided, however, that VLLC (or its permitted assign) shall not be required to indemnify MTVN to the extent such claim arose from an act or omission of VLLC (or its permitted assign) made at the request of MTVN for MTVN's sole benefit. Each party agrees to promptly notify the other party in writing of an indemnifiable claim, but the failure to so notify shall not relieve an indemnifying party of any liability which it may have to an indemnified party except to the extent the indemnifying party is materially prejudiced by the failure to give such prompt notice.

                  (b) An indemnifying party shall have the right to participate in and assume the defense of any such third party claim for which indemnification is sought. The party claiming indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such separate counsel shall not be at the expense of the party against whom indemnification is sought unless (i) the indemnified party shall have been advised by its counsel that use of the same counsel to represent both the indemnifying party and the indemnified party would present a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified party which is different from or additional to those available to the indemnifying party), or (ii) the indemnifying party shall fail vigorously to defend or prosecute such claim or demand within a reasonable time, in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party, and the indemnifying party
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shall pay the reasonable fees and expenses of the indemnified party's counsel.
Except as otherwise provided above, a party obligated to provide indemnification under Section 5(a) shall reimburse each party entitled to such indemnification the costs of investigating and defending any claim, loss, damage, liability, cost or expense giving rise to such indemnification obligation.

                  (c) An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify and hold harmless the indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnifying party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

         6. Termination.

                  (a) Either party may terminate this Agreement in the event of a material breach by the other party, provided that (i) such party has given the breaching party thirty (30) days written notice of such breach, identified the nature of the breach, and within such thirty-day cure period the breaching party has failed to cure the asserted breach and (ii) this Agreement may not be terminated due to VLLC's failure to make any payment contemplated by Section 2(b). The parties agree that for so long as the MTVN Stockholder Group (x) owns at least 50.1% of the outstanding equity interests of the Partnership or (y) is entitled to designate pursuant to the Partnership Agreement a majority of the Management Committee of the Partnership or, following the Reorganization, a majority of the Board of Directors of the corporate successor to the Partnership, MTVN shall not have any right to terminate this Agreement under this Section 6(a) as a result of or based upon any breach by the Partnership of this Agreement.

                  (b) MTVN may terminate this Agreement upon 10 days prior notice in the event that TCI Music and its subsidiaries cease to own an equity interest in the Partnership.

                  (c) By either party upon written notice to the other party if such other party shall file a petition in bankruptcy or insolvency, or a petition for reorganization or adjustment of debts or for the appointment of a receiver or trustee of all as a substantial portion of its property, or shall make an assignment for the benefit of creditors, or if a petition in bankruptcy or other petition described in this paragraph is filed against such other party and shall not be discharged within 60 days thereafter.

         7. Notices. Except as expressly provided herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by facsimile copier of the sending party, as follows:
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                  (a) MTVN:        MTV Networks
                                   1515 Broadway
                                   New York, NY  10036
                                   Telecopier No.:  (212) 846-1839
                                   Attn:  General Counsel

                  (b) VLLC:        MTVN Online Partner I LLC
                                   1515 Broadway
                                   New York, NY  10036
                                   Telecopier No.:  (212) 846-1735
                                   Attn:  Chief Executive Officer

                  (c) Partnership: MTVN Online L.P.
                                   1515 Broadway
                                   New York, NY  10036
                                   Telecopier No.:  (212) 846-1735
                                   Attn:  Mr. Fred Seibert

or to such other address or attention of such other party or Person as any party shall advise the other party in writing. All notices and other communications given to a party in accordance with the provisions of this Agreement shall be deemed to have been given (i) three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by facsimile (confirmation received) unless delivered on a day which is not a Business Day or after 5:00 p.m., local time, at the place of receipt, in which case such notice shall be deemed to have been given on the next succeeding Business Day or (iii) one Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

         8. Force Majeure. No failure or omission by a party hereto in the performance of any of its obligations under this Agreement shall be deemed a breach of this Agreement nor shall it create any liability, if the same shall arise from any cause or causes beyond the control of the party, including, but not limited to, the following, which, for the purpose of this Agreement, shall be regarded as beyond the control of the party in question: acts of God, acts or omissions of any government, any rules, regulations, or orders issued by any Governmental Entity, fire, storm, flood, earthquake, accident, war, rebellion, insurrection, riot, invasion, strikes and lockouts; provided, however, that the party so affected shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

         9. Waiver of Default. No consent or waiver, express or implied, by either party with respect to any breach or default by the other party hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default by any party of the same provision or any other provision of this Agreement. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against which enforcement thereof is to be sought. Failure on the part of a party to complain of any act or failure to act of the other party or
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to declare such party in default shall not be deemed or constitute a waiver of any rights hereunder.

         10. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party hereto except that immediately after the execution of this Agreement as part of VLLC's initial contribution to the Partnership, VLLC shall assign all of its rights and obligations hereunder (other than its obligation under Section 2(b)) to the Partnership and the Partnership shall accept and assume the same in accordance with the terms of the VLLC Contribution, Assignment and Assumption Agreement dated as of the date hereof between VLLC and the Partnership, whereupon the Partnership shall be substituted for VLLC in all respects (other than Section 2(b)) as fully as if it had been an original party hereto. Upon such assignment and assumption, VLLC shall be released from all of its obligations hereunder other than under Section 2(b). In connection with the Reorganization, the Partnership shall assign all of its rights and obligations hereunder (but not VLLC's obligations under Section 2(b)) to the corporate successor to all or substantially all of the Partnership's assets pursuant to an assignment and assumption agreement in form and substance reasonably satisfactory to MTVN and such corporate successor, and such corporate successor shall accept and assume the same. Upon such assignment and assumption, the Partnership shall be released from all of its obligations hereunder.

         11. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to any of its conflicts of law provisions.

         12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each party and delivered to the other party.

         13. Headings. The headings of the sections of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Agreement.

         14. Amendment. This Agreement may be modified or amended only by a written amendment signed by each party hereto.

         15. Entire Agreement. The provisions of this Agreement set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior agreements, oral or written, and other communications between the parties hereto or among the parties to the MOU (as defined below) relating to the subject matter hereof, including the letter agreement ("MOU") dated May 19, 1999 among Viacom, Liberty and TCI Music.
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         16. No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

         17. Binding on Viacom. The parties acknowledge that MTVN is a division of Viacom and that, consequently, Viacom is obligated to perform the obligations to be paid or performed by MTVN hereunder. Insofar as this Agreement refers to MTVN in the context of an operating business, including without limitation throughout Section 2(b), it shall refer only to the operating unit or units of Viacom that on a day-to-day basis operate the business of MTV: Music Television or VH1 Music First.

         18. Specific Performance. The rights of the parties under this Agreement are unique and, accordingly, the parties shall have the right, in addition to such other remedies as may be available to any of them at law or in equity, to enforce their rights hereunder by actions for specific performance.

         19. Third Party Beneficiary. For so long as the Tune Stockholder Group is entitled to designate a Representative to the Management Committee of the Partnership pursuant to the Partnership Agreement, TCI Music shall be a third party beneficiary of MTVN's obligations to the Partnership hereunder insofar as and only to the extent it relates to the right to enforce on behalf of the Partnership the Partnership's rights hereunder in a separate cause of action for the benefit of the Partnership. The Partnership shall indemnify and hold harmless TCI Music from and against any costs and expenses (including reasonable attorneys' fees) incurred by it in pursuing such a cause of action if such cause of action is resolved in favor of the Partnership and TCI Music. Except as set forth in the first sentence to this Section 19, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
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         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its respective officers thereunto duly authorized on the date first above written.

                                  VIACOM INTERNATIONAL, INC.


                                  By: /s/ Michael D. Fricklas
                                      ------------------------------------
                                      Name:  Michael D. Fricklas
                                      Title: Sr. Vice President and
                                             General Counsel

                                  MTVN ONLINE PARTNER I LLC


                                  By: /s/ David W. Sussman
                                      ------------------------------------
                                      Manager: David W. Sussman
                                      Title:   Sr. Vice President, General
                                               Counsel and
                                               Assistant Secretary